As filed with the Securities and Exchange Commission on March 24, 2025
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Valneva SE

(Exact name of registrant as specified in its charter)

France (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Valneva SE

6 rue Alain Bombard

44800 Saint-Herblain

France

+33 2 28 07 37 10

(Address and telephone number of registrant’s principal executive offices)

Valneva USA, Inc.

4550 Montgomery Avenue, Suite 460

Bethesda, MD 20814

+ 1 301 556 4500

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc Recht Katie Kazem Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 +1 617 937 2300	Florent Bouyer Jones Day 2 rue Saint-Florentin 75001 Paris, France +33 1 56 59 38 39

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement of Valneva SE (the “Registrant”) contains:

●	a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified below from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $350,000,000; and

●	a sales agreement prospectus supplement covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $75,000,000 (which amount is included in the $350,000,000 aggregate offering price set forth in the base prospectus) of the Registrant’s American Depositary Shares representing ordinary shares that may be issued and sold under the Amended and Restated Open Market Sale AgreementSM, dated March 24, 2025, between the Registrant and Jefferies LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2025

PROSPECTUS

$350,000,000

Ordinary Shares
American Depositary Shares representing Ordinary Shares
Warrants to Purchase Ordinary Shares or American Depositary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $350,000,000 of our ordinary shares, including ordinary shares represented by American Depositary Shares, or ADSs, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN.” On March 21, 2025, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $7.17 per ADS. Our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “VLA.” On March 21, 2025, the closing price of our ordinary shares on the regulated market of Euronext in Paris was €3.39 per ordinary share. Each ADS represents two ordinary shares. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5  of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F and any other reports or documents incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of the members of our Executive Committee and Board of Directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2025.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ordinary shares represented by ADSs, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $350,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

Unless otherwise indicated in this prospectus, “Valneva,” “the company,” “our company,” “we,” “us” and “our” refer to Valneva SE and its consolidated subsidiaries.

In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement or free writing prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a specialty vaccine company focused on the development, manufacturing and commercialization of prophylactic vaccines for infectious diseases with significant unmet medical need. We take a highly specialized and targeted approach, applying our deep expertise across multiple vaccine modalities, focused on providing either first-, best-, or only-in-class vaccine solutions. We have a strong track record, having advanced multiple vaccines from early Research & Development (R&D) to approvals, and currently market three proprietary travel vaccines, including the world’s first chikungunya vaccine, IXCHIQ, as well as certain third-party vaccines. We also have a robust manufacturing and laboratory platform with facilities across Europe to meet our clinical and commercial needs, including BioSafety Level 3 manufacturing and R&D facilities.

Our clinical portfolio is composed of a number of highly differentiated vaccine candidates that are designed to provide preventative solutions to diseases with high unmet need:

●	VLA15 is a Phase 3 vaccine candidate targeting Borrelia, the bacterium that causes Lyme disease, under development in collaboration with Pfizer, and it is the only vaccine candidate against Lyme disease currently undergoing late-stage clinical trials. Pfizer and Valneva are currently executing the Phase 3 field efficacy study for VLA15 called VALOR (Vaccine Against Lyme for Outdoor Recreationists). Enrollment in the trial was completed in December 2023 and the primary vaccination series was completed in July 2024. Participants will be monitored for the occurrence of Lyme disease cases until the end of the Lyme disease season in 2025. VLA15 targets the six most prevalent serotypes, or variations, of Borrelia in the United States, where approximately 476,000 people are diagnosed with Lyme disease each year and in Europe, where at least a further 200,000 cases occur annually.

●	VLA1553 is a vaccine candidate which was approved by the U.S. Food and Drug Administration (FDA), the European Commission (EC), Health Canada, and the UK’s Medicines and Healthcare products Regulatory Agency (MHRA) under the brand name IXCHIQ. It is indicated for the prevention of disease caused by chikungunya virus (CHIKV) in individuals 18 years of age and older. At the end of February 2024, the U.S. Advisory Committee on Immunization Practices (ACIP) provided recommendations on how to use IXCHIQ and these recommendations were then adopted by the U.S. Centers for Disease Control and Prevention (CDC). In 2024, Valneva submitted label extension applications to the FDA, the European Medicines Agency (EMA) and Health Canada to potentially extend the use of IXCHIQ, which is currently approved in adults, to adolescents 12 to 17 years of age. The applications to the FDA and Health Canada also included the two-year antibody persistence data for potential inclusion in the product label, which is a key differentiator for IXCHIQ that is already included in the European product label. In February 2025, the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending authorization of a label extension for IXCHIQ in adolescents 12 years of age and older. The EC will now review the CHMP recommendation, and a decision on the label extension application in the European Union (EU), Norway, Liechtenstein, and Iceland is expected within sixty days following the CHMP opinion. A marketing application is also under review in Brazil, which would represent the first approval in a CHIKV-endemic country. The vaccine is still undergoing several clinical trials with a view to expand access, support label extensions and enhance the product profile.

●	Shigella4V2 (S4V2) is a Phase 2 tetravalent bioconjugate vaccine candidate against shigellosis, a diarrheal infection caused by Shigella bacteria, under development in collaboration with LimmaTech. Shigellosis is the second leading cause of fatal diarrheal disease worldwide. It is estimated that up to 165 million cases of disease and an estimated 600,000 deaths are attributed to Shigella each year, particularly among children in Low and Middle Income Countries (LMICs). No approved Shigella vaccine is currently available outside of Russia or China, and the development of Shigella vaccines has been identified as a priority by the World Health Organization (WHO). In October 2024, the FDA granted Fast Track designation to S4V2, recognizing its potential to address a serious condition and fill an unmet medical need.

●	VLA1601 is a Phase 1 vaccine candidate targeting the Zika virus (ZIKV), a mosquito-borne viral disease whose transmission has been reported in 89 countries and territories and persists in several countries in the Americas and other endemic regions. There are no preventive vaccines or effective treatments available. As such, Zika remains a public health threat and is included in the FDA’s Tropical Disease Priority Review Voucher Program. VLA1601 is being developed on the original manufacturing platform of our licensed Japanese encephalitis vaccine IXIARO, which was further optimized to develop our inactivated, adjuvanted COVID-19 vaccine VLA2001, the first COVID-19 vaccine to receive a standard marketing authorization in Europe.

Our commercial portfolio includes IXIARO (also marketed as JESPECT in Australia and New Zealand), indicated for the prevention of Japanese encephalitis, and DUKORAL, indicated for the prevention of cholera and, in Canada, Switzerland, New Zealand and Thailand, prevention of diarrhea caused by Enterotoxigenic Escherichia Coli, the leading causes of travelers’ diarrhea. During the course of 2024, we launched our chikungunya vaccine IXCHIQ in the United States, France and Canada and expect to launch it in additional countries in 2025. Additionally, we distribute vaccines for third parties in selected countries where we have a commercial infrastructure.

Corporate Information

We were incorporated on March 24, 1999 as a limited liability company and converted into a European Company (Societas Europaea, or SE) on May 28, 2013. Our principal executive offices are located at 6 rue Alain Bombard, 44800 Saint-Herblain, France. We are registered at the Nantes Trade and Companies Registry under the number 422 497 560. Our telephone number at our principal executive offices is +33 2 28 07 37 10. We have nine wholly owned subsidiaries—Valneva Austria GmbH, a limited liability company formed under the laws of Austria in 2013, Valneva Scotland Ltd., a private company limited by shares formed under the laws of Scotland in 2003, Valneva USA, Inc., a Delaware corporation formed in 1997, Vaccines Holdings Sweden AB, a private limited company formed under the laws of Sweden in 2014, Valneva Sweden AB, a private limited company formed under the laws of Sweden in 1992, Valneva Canada, Inc., a corporation formed under the laws of Canada in 2015, Valneva UK Ltd., a private company formed under the laws of England and Wales in 2015, Valneva France SAS, a société par actions simplifiée formed under the laws of France in 2019, and VBC 3 Errichtungs GmbH, a limited liability company formed under the laws of Austria that we acquired in 2023 in connection with the purchase of the office building we occupy in Vienna.

Our agent for service of process in the United States is Valneva USA, Inc., 4550 Montgomery Avenue, Suite 460, Bethesda, MD 20878, + 1 301 556 4500.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.valneva.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our Executive Committee and Board of Directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $350,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2024 as updated by our subsequent filings including our Reports on Form 6-K which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports furnished on Form 6-K with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	timing and expected outcomes of clinical trials and pre-clinical studies, particularly with respect to the Phase 3 clinical trial of our Lyme disease vaccine candidate VLA15 as well as the ongoing Phase 2 and 3 clinical trials and the planned Phase 4 clinical trials of our approved chikungunya vaccine IXCHIQ and the ongoing Phase 2 trials of the shigellosis vaccine candidate S4V2;

●	the likelihood, timing, and expected outcomes of regulatory filings and approvals, including, in the short-term, potential approval of the chikungunya vaccine candidate VLA1553 in Brazil and other markets and the potential filings and approvals of VLA15 and in the mid-term, potential filings and approvals of S4V2;

●	our ability to successfully market IXCHIQ in the United States, Europe, Canada, the UK, and other markets where it may be approved;

●	our expectations with respect to Pfizer’s regulatory and commercialization plans for our Lyme disease candidate;

●	our expectations and forecasts for sales of our approved products, particularly IXCHIQ, and estimates of market opportunity for our approved products and vaccine candidates;

●	our ability to expand, develop, and advance our pipeline of product candidates;

●	our ability to supply a sufficient quantity of our products and product candidates and to safely and effectively scale up our manufacturing capabilities, including at our Almeida manufacturing facility in Scotland;

●	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain our current collaborations and partnerships and our ability to enter into new collaborations and partnerships;

●	the potential safety and effectiveness of our vaccine candidates in development;

●	the effects of any pandemics on our sales and operations, including our expectations and assumptions regarding the resumption of travel and the future demand for travel vaccines;

●	our expectations related to future milestone and royalty payments and other revenue under our collaborations and partnerships;

●	our ability to meet our obligations under our various collaboration, partnership and distribution arrangements;

●	the effects of increased competition as well as innovations by new and existing competitors in our industry;

●	our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory and political developments in the United States, Europe and other countries, including in particular regulatory developments relating to environmental, social, and governance issues and in response to anti-vaccine sentiments in the United States and elsewhere;

●	statements regarding future revenue, cash situation, hiring plans, expenses, capital expenditures, capital requirements, stock performance, and financing opportunities; and

●	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund manufacturing, commercialization, and research and development of our products and product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where such securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ADSs sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

For information regarding our share capital and articles of association, please refer to the full text of our articles of association and the description of securities filed as Exhibits 1.1 and 2.3, respectively, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

For information regarding our American Depositary Shares, please refer to the information under the heading "American Depositary Shares" in our description of securities filed as Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

DESCRIPTION OF WARRANTS

Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:

●	the designation and aggregate number of warrants offered;

●	the price at which the warrants will be offered;

●	the currency or currency unit in which the warrants are denominated;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

●	the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

●	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

●	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

●	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION

The material French and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Jones Day, Paris, France. Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Valneva SE and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the reports of Deloitte & Associés (PCAOB ID: 1756) and PricewaterhouseCoopers Audit (PCAOB ID: 1347), independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

The offices of Deloitte & Associés are located at 6, place de la Pyramide, 92908 Paris-La Défense Cedex, France.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine Cedex, France.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. The majority of the members of our Executive Committee and Board of Directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident members of the Executive Committee and Board of Directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident members of the Executive Committee and Board of Directors;

●	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident members of the Executive Committee and Board of Directors; and

●	to enforce against us or our Executive Committee in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (2) that judgment does not contravene French international public order and public policy, including the right to due process, (3) the U.S. judgment is not tainted with fraud and (4) is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Executive Committee and Board of Directors or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Executive Committee and Board of Directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and the members of our Executive Committee and Board of Directors and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.valneva.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”

The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 24, 2025;

our Reports on Form 6-K filed or furnished with the SEC on January 21, 2025, January 23, 2025, January 30, 2025, February 5, 2025, and February 28, 2025; and

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 3, 2021, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025 and any other amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Valneva SE
6 rue Alain Bombard

44800 Saint-Herblain

France

+33 2 28 07 37 10

You may also access these documents on our website, www.valneva.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$53,585	(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing expenses		(2)
Miscellaneous expenses		(2)
Total		$(2)

(1)	Includes fees previously paid.

(2)	These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

$350,000,000

Ordinary Shares
American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

 PROSPECTUS

, 2025

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2025

PROSPECTUS SUPPLEMENT

Up to $75,000,000

American Depositary Shares representing Ordinary Shares

We have entered into an Amended and Restated Open Market Sale AgreementSM, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to the sale of American Depositary Shares, or ADSs, each ADS representing two ordinary shares, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to $75.0 million from time to time through Jefferies, acting as sales agent.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN.” On March 21, 2025, the last reported sale price of our ADSs was $7.17 per ADS. Our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “VLA.” On March 21, 2025, the closing price of our ordinary shares on the regulated market of Euronext in Paris was €3.39 per ordinary share.

Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in the pharmaceutical, cosmetics or chemical sector or in the field of medical devices and/or technologies or research in these areas.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is                       , 2025.

iii

ABOUT THIS PROSPECTUS supplement

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration statement, we may from time to time sell any combination of the securities described in the registration statement. Under this prospectus supplement, we may offer and sell ADSs representing our ordinary shares having an aggregate offering price of up to $75.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference herein and therein, includes all material information relating to this offering.

We provide information to you about this offering of ADSs, representing our ordinary shares in two separate documents that are bound together: (1) this sales agreement prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this sales agreement prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, all references in this prospectus supplement to “Valneva,” “the company,” “our company,” “we,” “us” and “our” refer to Valneva SE and its consolidated subsidiaries.

iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in euros and in accordance with IFRS Accounting Standards as issued by the IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

Unless otherwise specified, all monetary amounts are in euros. All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto, which are incorporated herein by reference. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a specialty vaccine company focused on the development, manufacturing and commercialization of prophylactic vaccines for infectious diseases with significant unmet medical need. We take a highly specialized and targeted approach, applying our deep expertise across multiple vaccine modalities, focused on providing either first-, best-, or only-in-class vaccine solutions. We have a strong track record, having advanced multiple vaccines from early Research & Development (R&D) to approvals, and currently market three proprietary travel vaccines, including the world’s first chikungunya vaccine, IXCHIQ, as well as certain third-party vaccines. We also have a robust manufacturing and laboratory platform with facilities across Europe to meet our clinical and commercial needs, including BioSafety Level 3 manufacturing and R&D facilities.

Our clinical portfolio is composed of a number of highly differentiated vaccine candidates that are designed to provide preventative solutions to diseases with high unmet need:

●	VLA15 is a Phase 3 vaccine candidate targeting Borrelia, the bacterium that causes Lyme disease, under development in collaboration with Pfizer, and it is the only vaccine candidate against Lyme disease currently undergoing late-stage clinical trials. Pfizer and Valneva are currently executing the Phase 3 field efficacy study for VLA15 called VALOR (Vaccine Against Lyme for Outdoor Recreationists). Enrollment in the trial was completed in December 2023 and the primary vaccination series was completed in July 2024. Participants will be monitored for the occurrence of Lyme disease cases until the end of the Lyme disease season in 2025. VLA15 targets the six most prevalent serotypes, or variations, of Borrelia in the United States, where approximately 476,000 people are diagnosed with Lyme disease each year and in Europe, where at least a further 200,000 cases occur annually.

●	VLA1553 is a vaccine candidate which was approved by the U.S. Food and Drug Administration (FDA), the European Commission (EC), Health Canada, and the UK’s Medicines and Healthcare products Regulatory Agency (MHRA) under the brand name IXCHIQ. It is indicated for the prevention of disease caused by chikungunya virus (CHIKV) in individuals 18 years of age and older. At the end of February 2024, the U.S. Advisory Committee on Immunization Practices (ACIP) provided recommendations on how to use IXCHIQ and these recommendations were then adopted by the U.S. Centers for Disease Control and Prevention (CDC). In 2024, Valneva submitted label extension applications to the FDA, the European Medicines Agency (EMA) and Health Canada to potentially extend the use of IXCHIQ, which is currently approved in adults, to adolescents 12 to 17 years of age. The applications to the FDA and Health Canada also included the two-year antibody persistence data for potential inclusion in the product label, which is a key differentiator for IXCHIQ that is already included in the European product label. In February 2025, the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending authorization of a label extension for IXCHIQ in adolescents 12 years of age and older. The EC will now review the CHMP recommendation, and a decision on the label extension application in the European Union (EU), Norway, Liechtenstein, and Iceland is expected within sixty days following the CHMP opinion. A marketing application is also under review in Brazil, which would represent the first approval in a CHIKV-endemic country. The vaccine is still undergoing several clinical trials with a view to expand access, support label extensions and enhance the product profile.

●	Shigella4V2 (S4V2) is a Phase 2 tetravalent bioconjugate vaccine candidate against shigellosis, a diarrheal infection caused by Shigella bacteria, under development in collaboration with LimmaTech. Shigellosis is the second leading cause of fatal diarrheal disease worldwide. It is estimated that up to 165 million cases of disease and an estimated 600,000 deaths are attributed to Shigella each year, particularly among children in Low and Middle Income Countries (LMICs). No approved Shigella vaccine is currently available outside of Russia or China, and the development of Shigella vaccines has been identified as a priority by the World Health Organization (WHO). In October 2024, the FDA granted Fast Track designation to S4V2, recognizing its potential to address a serious condition and fill an unmet medical need.

●	VLA1601 is a Phase 1 vaccine candidate targeting the Zika virus (ZIKV), a mosquito-borne viral disease whose transmission has been reported in 89 countries and territories and persists in several countries in the Americas and other endemic regions. There are no preventive vaccines or effective treatments available. As such, Zika remains a public health threat and is included in the FDA’s Tropical Disease Priority Review Voucher Program. VLA1601 is being developed on the original manufacturing platform of our licensed Japanese encephalitis vaccine IXIARO, which was further optimized to develop our inactivated, adjuvanted COVID-19 vaccine VLA2001, the first COVID-19 vaccine to receive a standard marketing authorization in Europe.

Our commercial portfolio includes IXIARO (also marketed as JESPECT in Australia and New Zealand), indicated for the prevention of Japanese encephalitis, and DUKORAL, indicated for the prevention of cholera and, in Canada, Switzerland, New Zealand and Thailand, prevention of diarrhea caused by Enterotoxigenic Escherichia Coli, the leading causes of travelers’ diarrhea. During the course of 2024, we launched our chikungunya vaccine IXCHIQ in the United States, France and Canada and expect to launch it in additional countries in 2025. Additionally, we distribute vaccines for third parties in selected countries where we have a commercial infrastructure.

Corporate Information

We were incorporated on March 24, 1999 as a limited liability company and converted into a European Company (Societas Europaea, or SE) on May 28, 2013. Our principal executive offices are located at 6 rue Alain Bombard, 44800 Saint-Herblain, France. We are registered at the Nantes Trade and Companies Registry under the number 422 497 560. Our telephone number at our principal executive offices is +33 2 28 07 37 10. We have nine wholly owned subsidiaries—Valneva Austria GmbH, a limited liability company formed under the laws of Austria in 2013, Valneva Scotland Ltd., a private company limited by shares formed under the laws of Scotland in 2003, Valneva USA, Inc., a Delaware corporation formed in 1997, Vaccines Holdings Sweden AB, a private limited company formed under the laws of Sweden in 2014, Valneva Sweden AB, a private limited company formed under the laws of Sweden in 1992, Valneva Canada, Inc., a corporation formed under the laws of Canada in 2015, Valneva UK Ltd., a private company formed under the laws of England and Wales in 2015, Valneva France SAS, a société par actions simplifiée formed under the laws of France in 2019, and VBC 3 Errichtungs GmbH, a limited liability company formed under the laws of Austria that we acquired in 2023 in connection with the purchase of the office building we occupy in Vienna.

Our agent for service of process in the United States is Valneva USA, Inc., 4550 Montgomery Avenue, Suite 460, Bethesda, MD 20878, + 1 301 556 4500.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www. valneva.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement is not part of this prospectus supplement.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our Executive Committee and Board of Directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

Securities offered by us	ADSs, each representing two ordinary shares, having an aggregate offering price of up to $75,000,000 and representing, together with all the other shares which have been admitted to trading on the regulated market of Euronext in Paris without a document, containing the information set out in Annex IX to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market filed with the French Autorité des Marchés Financiers (AMF), on a 12-month rolling basis less than 30% of the total number of the Company’s securities admitted to trading on the regulated market of Euronext in Paris.
Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies LLC. See “Plan of Distribution” on page S-21 of this prospectus supplement.
Purchaser restrictions	Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) natural persons or legal entities, including companies, trusts, investment funds or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in the pharmaceutical, cosmetics or chemical sector or in the field of medical devices and/or technologies or research in these areas. In order to purchase ADSs in the offering, you will be required to execute and provide to Jefferies an investor letter representing that you satisfy the foregoing investor criteria.
The ADSs	Each ADS represents two ordinary shares, nominal value €0.15 per ordinary share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs. The Depositary will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder.
Depositary	Citibank, N.A.
Use of Proceeds	We currently intend to use the net proceeds from this offering primarily to fund the manufacturing, commercialization, and research and development of our products and product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement, and in documents incorporated by reference into this prospectus supplement.
Nasdaq Global Select Market symbol for ADSs	“VALN”
Euronext Paris symbol for Ordinary Shares	“VLA”

The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of December 31, 2024 was 162,397,202, which excludes:

●	12,472,045 ordinary shares issuable upon exercise of outstanding stock options at a weighted average exercise price of €3.44 per share;

●	1,485,019 ordinary shares issuable upon full vesting of outstanding free ordinary shares (actions ordinaires gratuites); and

●	ordinary shares that may be issued in the future under our share-based compensation plans and other delegations of authority from our shareholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 as updated by our subsequent filings including our Reports on Form 6-K, which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. The risk factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “- Risks related to Ownership of Our Ordinary Shares and ADSs.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. After giving effect to the sale of ADSs in the aggregate amount of $75.0 million at an assumed offering price of $7.25 per ADS, the last reported sale price of our ADSs on March 20, 2025 on the Nasdaq Global Select Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2024 would have been €222.6 million ($241.1 million based on an exchange rate of €1.00 = $1.0833, the exchange rate reported by the European Central Bank on March 20, 2025), or €1.22 per ordinary share ($2.63 per ADS). You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding warrants or options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the securities offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these securities will vary and these variations may be significant. Purchasers of the securities we sell, as well as our existing shareholders, will experience significant dilution if we sell the securities at prices significantly below the price at which they invested.

Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ordinary shares or ADSs.

Future sales of a substantial number of our ADSs or ordinary shares, including as part of this offering, or the perception that such sales will occur, could cause a decline in the market price of our ADSs and/or ordinary shares. Sales in the United States of our ADSs and ordinary shares held by our directors, officers and affiliated shareholders or ADS holders are subject to restrictions. If these shareholders or ADS holders sell substantial amounts of ordinary shares or ADSs in the public market, or the market perceives that such sales may occur, the market price of our ADSs or ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

The actual number of ADSs we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of ADSs that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our ADSs during the sales period and limits we set with Jefferies. Because the price of each ADS sold will fluctuate based on the market price of our ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ADSs sold, and there is no minimum or maximum sales price under the sales agreement. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports filed on Form 6-K filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	timing and expected outcomes of clinical trials and pre-clinical studies, particularly with respect to the Phase 3 clinical trial of our Lyme disease vaccine candidate VLA15 as well as the ongoing Phase 2 and 3 clinical trials and the planned Phase 4 clinical trials of our approved chikungunya vaccine IXCHIQ and the ongoing Phase 2 trials of the shigellosis vaccine candidate S4V2;

●	the likelihood, timing, and expected outcomes of regulatory filings and approvals, including, in the short-term, potential approval of the chikungunya vaccine candidate VLA1553 in Brazil and other markets and the potential filings and approvals of VLA15 and in the mid-term, potential filings and approvals of S4V2;

●	our ability to successfully market IXCHIQ in the United States, Europe, Canada, the UK, and other markets where it may be approved;

●	our expectations with respect to Pfizer’s regulatory and commercialization plans for our Lyme disease candidate;

●	our expectations and forecasts for sales of our approved products, particularly IXCHIQ, and estimates of market opportunity for our approved products and vaccine candidates;

●	our ability to expand, develop, and advance our pipeline of product candidates;

●	our ability to supply a sufficient quantity of our products and product candidates and to safely and effectively scale up our manufacturing capabilities, including at our Almeida manufacturing facility in Scotland;

●	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain our current collaborations and partnerships and our ability to enter into new collaborations and partnerships;

●	the potential safety and effectiveness of our vaccine candidates in development;

●	the effects of any pandemics on our sales and operations, including our expectations and assumptions regarding the resumption of travel and the future demand for travel vaccines;

●	our expectations related to future milestone and royalty payments and other revenue under our collaborations and partnerships;

●	our ability to meet our obligations under our various collaboration, partnership and distribution arrangements;

●	the effects of increased competition as well as innovations by new and existing competitors in our industry;

●	our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory and political developments in the United States, Europe and other countries, including in particular regulatory developments relating to environmental, social, and governance issues and in response to anti-vaccine sentiments in the United States and elsewhere;

●	statements regarding future revenue, cash situation, hiring plans, expenses, capital expenditures, capital requirements , stock performance, and financing opportunities;

●	the anticipated use of proceeds from this offering, if any; and

●	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We may issue and sell our ADSs representing our ordinary shares, having aggregate sales proceeds of up to $75.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We currently intend to use the net proceeds from this offering primarily to fund the manufacturing, commercialization, and research and development of our products and product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

Our expected use of net proceeds to us from this offering represents our current intentions based upon our present plans and business condition. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical trials or clinical trials we may commence in the future and the timing of regulatory submissions. As a result, our management will have broad discretion over the use of the net proceeds from this offering.

Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest bearing instruments.

DILUTION

Our net tangible book value as of December 31, 2024 was €156.0 million ($169.0 million), (with this and all other convenience translations presented in this section, “Dilution,” based on the exchange rate reported by the European Central Bank March 20, 2025, of €1.00 = $1.0833), or €0.96 per ordinary share (equivalent to $2.08 per ADS). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 162,397,202 ordinary shares outstanding as of December 31, 2024.

After giving effect to the sale of our ADSs in the aggregate amount of $75.0 million at an assumed offering price of $7.25 per ADS, the last reported sale price of our ADSs on the Nasdaq Global Select Market on March 20, 2025, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been €222.5 million ($241.1 million), or €1.22 per ordinary share ($2.63 per ADS). This represents an immediate increase in net tangible book value of €0.25 per ordinary share ($0.55 per ADS) to existing shareholders and an immediate decrease in net tangible book value of $4.62 per ADSs to investors purchasing in this offering.

The following table illustrates this calculation on a per ADS basis. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.

Assumed public offering price per ADS		$7.25
Net tangible book value per ADS as of December 31, 2024	$2.08
Increase in net tangible book value per ADS attributable to this offering	0.55
As adjusted net tangible book value per ADS as of December 31, 2024, after giving effect to this offering		2.63
Decrease in net tangible book value per ADSs to investors purchasing in this offering		$4.62

The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of December 31, 2024 was 162,397,202, which excludes:

●	12,472,045 ordinary shares issuable upon exercise of outstanding stock options at a weighted average exercise price of €3.44 per share;

●	1,485,019 ordinary shares issuable upon full vesting of outstanding free ordinary shares (actions ordinaires gratuites); and

●	ordinary shares that may be issued in the future under our share-based compensation plans and other delegations of authority from our shareholders.

The ADSs subject to the sales agreement with Jefferies will be sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $7.25 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $75.0 million during the term of the sales agreement with Jefferies are sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $2.67 per ADS, which would represent dilution to new investors in this offering of $5.58 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $7.25 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $75.0 million during the term of the sales agreement with Jefferies are sold at that price, would decrease our as adjusted net tangible book value per ADS after the offering to $2.59 per ADS, which would represent dilution to new investors in this offering of $3.66 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

MATERIAL U.S. FEDERAL INCOME AND FRENCH TAX CONSIDERATIONS

Material U.S. federal income tax considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds our ordinary shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state, local and non-U.S. tax consequences, estate tax consequences, alternative minimum tax consequences, the impact of special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

●	banks, insurance companies, and certain other financial institutions;

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	dealers or traders in securities who use a mark-to-market method of tax accounting;

●	persons holding ordinary shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares or ADSs;

●	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

●	brokers, dealers or traders in securities, commodities or currencies;

●	tax-exempt entities or government organizations;

●	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

●	regulated investment companies or real estate investment trusts;

●	persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons holding shares or ADSs in connection with a trade or business outside the United States;

●	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

●	persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares or ADSs and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of ordinary shares or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between France and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position different from what is described below concerning the tax consequences of the acquisition, ownership and disposition of ordinary shares or ADSs or that such a position would not be sustained by a court.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares or ADSs and is:

(1)  an individual who is a citizen or resident of the United States;

(2)  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3)  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares or ADSs in their particular circumstances.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.

Passive Foreign Investment Company rules

Under the Code, we will be a PFIC for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the value of our assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. Cash and cash-equivalents are passive assets for these purposes. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of assets and income of such corporation. If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements.

We do not believe that we were characterized as a PFIC for the year ended December 31, 2024. However, the determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year. In addition, the total value of our assets for PFIC testing purposes (including goodwill) may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Accordingly, if our market capitalization declines while we hold a substantial amount of cash and cash-equivalents for any taxable year we may be a PFIC for that taxable year. Under the income test, our status as a PFIC depends on the composition of our income for the relevant taxable year which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how we spend the cash we raise in any offering, including this offering. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the ordinary shares or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares or ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.

For each taxable year that we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ordinary shares or ADSs, unless our ordinary shares or ADSs constitute “marketable stock” and such U.S. Holder makes a mark-to-market election (as discussed below). Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares or ADSs will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares or ADSs;

●	the amount allocated to the taxable year of the disposition or distribution (as applicable), and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares or ADSs cannot be treated as capital, even if a U.S. Holder holds the ordinary shares or ADSs as capital assets.

If we are a PFIC, a U.S. Holder generally will be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that also are PFICs, or lower-tier PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to lower-tier PFICs.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares or ADSs by making an effective QEF Election. However, a U.S. Holder can only make a QEF election with respect to ordinary shares or ADSs in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We do not presently intend to provide the information required to allow a U.S. Holder to make a QEF election if we are a PFIC.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares or ADSs by making a mark-to-market election with respect to the ordinary shares or ADSs, provided that the ordinary shares or ADSs are “marketable stock.” Ordinary shares or ADSs will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs will be listed on the Nasdaq Global Select Market, which is a qualified exchange for these purposes. Consequently, if our ADSs remain listed on the Nasdaq Global Select Market and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares or ADSs.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares or ADSs over the fair market value of the ordinary shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares or ADSs in any year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Taxation of distributions

Subject to the discussion above under “Passive Foreign Investment Company rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder for our taxable year of the distribution or the preceding taxable year. The amount of a dividend will include any amounts withheld by us in respect of French income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ordinary shares or ADSs or rights to acquire ordinary shares or ADSs) will be the fair market value of such property on the date of distribution.

For foreign tax credit purposes, our dividends will generally be treated as passive category income. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, certain French income taxes withheld from dividends on ordinary shares or ADSs at a rate not exceeding the rate provided by the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. However, recently issued Treasury Regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any French income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or other taxable disposition of ordinary shares and ADSs

Subject to the discussion above under “Passive Foreign Investment Company rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Information reporting and backup withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with respect to foreign financial assets

Certain U.S. Holders who are individuals and certain closely-held entities may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by financial institutions, in which case the accounts themselves may have to be reported if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares or ADSs.

Material French Tax Considerations

The following describes the material French income tax consequences to U.S. holders of purchasing, owning, and disposing of our ADSs and, unless otherwise noted, this discussion is the opinion of Jones Day, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership, or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If ADSs are held in trust, the grantor, trustee, and beneficiary are advised to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of such securities.

The description of the French income tax and real estate wealth tax consequences set forth below is based on the double tax treaty entered into between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this Annual Report, or the Treaty.

If a partnership holds ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of ADSs.

This discussion applies only to investors that hold ADSs as capital assets that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ADSs is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. holders may be subject to special rules not discussed below, and are advised to consult their usual tax advisor regarding the specific tax consequences which may apply to their particular situation.

U.S. holders are advised to consult their own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of ADSs in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision contained in the Treaty.

Tax on Sale or Other Disposals

As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase, or redemption by us of ADSs, provided such U.S. holder is not a French resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives (as an exception, a U.S. holder resident, established or incorporated in certain non-cooperative States or territories as defined in Article 238-0 A of the French tax code (“Code général des impôts,” or the FTC), other than those mentioned in Article 238-0 A, 2 bis, 2° of the FTC, may be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds).

Under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and is entitled to Treaty benefits will not be subject to French tax on such capital gain unless the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisor regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefits (and in both cases is not resident, established or incorporated in certain non-cooperative States or territories as defined in Article 238-0 A of the FTC) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives may be subject to a levy in France (i) at the rate of 12.8% for individuals, and (ii) a rate of 25% for legal persons. Pursuant to Article 244 bis B of the FTC, such legal persons, whatever their form, may obtain a refund of the portion of such withholding tax which exceeds the corporate income tax which they would have been liable to pay if their registered seat had been located in France, provided that (i) they do not effectively either participate in our management or our control and (ii) their registered office is located in a State or territory that has concluded a tax treaty with France that contains an administrative assistance clause on the exchange of information and the fight against tax fraud and tax evasion and that is not a non-cooperative State or territory within the meaning of Article 238-0 A of the FTC.

Financial Transactions Tax and Registration Duties

Pursuant to Article 235 ter ZD of the FTC, purchases of ADSs of a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the AMF are subject to a 0.3% French tax on financial transactions for purchases made before April 1, 2025 and 0.4% as from this date provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year. A list of companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year, within the meaning of Article 235 ter ZD of the FTC, is published annually by the French tax authorities in their official guidelines.

As at December 1, 2024, our market capitalization did not exceed 1 billion euros, pursuant to BOI-ANNX-000467-23/12/2024.

As a result, the acquisition of ADSs is currently out of the scope of the tax on financial transactions, but this may change in the future. Purchases of our ADSs may, however, become subject to the tax on financial transactions as from January 1, 2026, provided that our market capitalization exceeds 1 billion euros as at December 1, 2025 and that the Nasdaq Global Market is acknowledged by the French AMF.

In the case where Article 235 ter ZD of the FTC is not applicable, the French tax code provides that transfers of shares—issued by a French company which are listed on a regulated or organized market within the meaning of Articles L421-1 and L424-1 of French monetary code (Code monétaire et financier) or, pursuant to French tax administrative doctrine (BOI-ENR-DMTOM-40-10 24/04/2024 # 30), listed on another similar regulated or organized market operating under similar conditions—are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written deed (acte) executed either in France or outside France.

However neither the French tax code, nor case law or official guidelines published by the French tax authorities indicate if the transfer of ADSs should be in the scope of the above-mentioned registration duties. As a result, transfer of ADSs should remain outside of the scope of such registration duties. U.S. Holders are urged to consult their own tax advisor about the possible application of the registration duty upon the transfer of ADSs.

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of currently (i) 25% for payment benefiting legal persons which are not French tax residents, and (ii) 12.8% for payment benefiting individuals who are not French tax residents. Dividends paid by a French corporation in non-cooperative States or territories, as defined in Article 238-0 A of the FTC other than those mentioned in Article 238-0 A, 2 bis, 2° of the FTC, will generally be subject to French withholding tax at a rate of 75% unless the company which pays the dividend proves that the distribution of such proceeds in that State or territory has neither the object nor the effect of permitting their location in such State or territory for the purpose of tax evasion).

However, eligible U.S. holders entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 12.8% or 25%, or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, is generally reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisor regarding their eligibility for Treaty benefits in light of their own particular circumstances.

Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:

●	such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

●	the depositary or other financial institution managing the securities account in the U.S. of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, if such U.S. holder is a legal person, will be subject to French withholding tax at the rate of 25%, or 75% if paid in certain non-cooperative States or territories (as defined in Article 238-0 A of the FTC other than those mentioned in Article 238-0 A, 2 bis, 2° of the FTC), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid. Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. holders of ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to immediately obtain a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 25% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.

Estate and Gift Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the double tax treaty entered into between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 which came into force on October 1, 1980 (as amended by any subsequent protocols, including the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the ADSs were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Wealth Tax

Since January 1, 2018, the French wealth tax (impôt de solidarité sur la fortune) has been repealed and replaced by the French real estate wealth tax (impôt sur la fortune immobilière). Its scope is narrowed to real estate assets (and certain assets deemed to be real estate assets) or rights, held directly or indirectly through one or more legal entities and whose net taxable assets amount at least to €1,300,000.

Broadly, subject to provisions of double tax treaties and to certain exceptions, individuals who are not residents of France for tax purposes within the meaning of Article 4 B of the FTC, are subject to real estate wealth tax (impôt sur la fortune immobilière) in France in respect of the portion of the value of their shares of our company representing real estate assets (Article 965, 2° of the FTC). Some exceptions are provided by the FTC. For instance, any participations representing less than 10% of the share capital of an operational company and shares representing real estate for the professional use of the company considered shall not fall within the scope of the French real estate wealth tax (impôt sur la fortune immobilière).

Under the Treaty (the provisions of which should be applicable to real estate wealth tax (impôt sur la fortune immobilière) in France pursuant to French official guidelines BOI-INT-CVB-USA-10 19/02/2020 # 25), the French real estate wealth tax (impôt sur la fortune immobilière) will however generally not apply to securities held by an eligible U.S. holder who is a U.S. resident, as defined pursuant to the provisions of the Treaty, provided that such U.S. holder (i) does not own directly or indirectly more than 25% of the issuer’s financial rights and (ii) that the ADSs do not form part of the business property of a permanent establishment or fixed base in France.

U.S. holders are advised to consult their own tax advisor regarding the specific tax consequences which may apply to their particular situation with respect to such French real estate wealth tax (impôt sur la fortune immobilière).

THE DISCUSSION ABOVE IS A SUMMARY OF THE MATERIAL FRENCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR ADSs OR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Jefferies, acting as agent, under which we may offer and sell ADSs, each ADS representing two ordinary shares, from time to time and representing, together with all the other ordinary shares which have been admitted to trading on the regulated market of Euronext in Paris without a document, containing the information set out in Annex IX to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market filed with the French Autorité des Marchés Financiers (AMF), over a rolling period of 12 months, less than 30% of the total number of the Company’s securities admitted to trading on the regulated market of Euronext in Paris. Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Pursuant to this prospectus supplement, we may offer and sell ADS having an aggregate offering price of up to $75.0 million.

Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) natural persons or legal entities, including companies, trusts, investment funds or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in the pharmaceutical, cosmetics or chemical sector or in the field of medical devices and/or technologies or research in these areas.

Each time we wish to issue and sell our ADSs under the Sales Agreement, we will notify Jefferies of the number of ADSs to be issued, any time period over which such sales may be made, any limitation on the number of ADSs to be sold, and any limitation on the price at which such sales may be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to arrange on our behalf for the sale of all such ADSs requested to be sold by us on the specified terms.

The obligations of Jefferies under the Sales Agreement to sell our ADSs are subject to a number of conditions that we must meet including the determination of our Board of Directors , with a right of sub-delegation to the Chief Executive Officer (Directeur Général) or, as the case may be and in accordance with the later, the Associate Managing Officers (Directeurs Généraux Délégués), to issue the shares underlying the ADSs to be sold under the Sales Agreement.

We expect to deliver ordinary shares to Jefferies for settlement on the second trading day following the date on which the sale of the ADSs was made. However, the purchaser of any ADSs in the offering may agree for settlement to occur on an alternative settlement cycle, as permitted under Rule 15c6-1 promulgated under the Exchange Act.

Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the incurred fees and disbursements of its outside counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $150,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $663,040. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.

Jefferies will provide written confirmation to us before the open of trading on the regulated market of Euronext in Paris on the day following each day in which ADSs are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the price of the ADSs sold, the gross proceeds to us and copies of such documents as required by French law and the limits and other conditions set forth in our corporate authorizations.

We will report at least quarterly the number of ADSs sold through Jefferies under the Sales Agreement, the net proceeds to us and the compensation paid by us to Jefferies in connection with the sales of ADSs.

In connection with the sale of our ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our ADSs pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates have provided and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

The address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2024.

ENFORCEMENT OF JUDGMENTS

We are a corporation organized under the laws of France. The majority of the members of our Executive Committee and Board of Directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident members of the Executive Committee and Board of Directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident members of the Executive Committee and Board of Directors;

●	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident members of the Executive Committee and Board of Directors; and

●	to enforce against us or our Executive Committee in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (2) that judgment does not contravene French international public order and public policy, including the right to due process, (3) the U.S. judgment is not tainted with fraud and (4) is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Executive Committee and Board of Directors or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Executive Committee and Board of Directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS

The validity of our ordinary shares, including ordinary shares represented by ADSs offered by this prospectus supplement and certain other matters governed by French law will be passed on for us by Jones Day, Paris, France. Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with this offering. French and U.S. legal counsel to the sales agent in connection with this offering is Gide Loyrette Nouel A.A.R.P.I., Paris, France and Paul Hastings LLP, New York, New York, respectively.

EXPERTS

The consolidated financial statements of Valneva SE and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the reports of Deloitte & Associés (PCAOB ID: 1756) and PricewaterhouseCoopers Audit (PCAOB ID: 1347), independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

The offices of Deloitte & Associés are located at 6, place de la Pyramide, 92908 Paris-La Défense Cedex, France.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine Cedex, France.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and the members of our Executive Committee and Board of Directors and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at www.valneva.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-40377.

The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 24, 2025;

●	our Reports on Form 6-K filed or furnished with the SEC on January 21, 2025, January 23, 2025, January 30, 2025, February 5, 2025, and February 28, 2025; and

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 3, 2021, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025 and any other amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Valneva SE
6 rue Alain Bombard

44800 Saint-Herblain

France

+33 2 28 07 37 10

Up to $75,000,000
American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Jefferies

, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.

Indemnification of Directors and Officers.

Under French law, provisions of bylaws that limit the liability of directors are prohibited. However, French law allows société européenne to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We maintain liability insurance for the members of our Board of Directors, Chief Executive Officer and Associate Managing Officers, including insurance against liability under the Securities Act of 1933, as amended, and we have entered into agreements with the members of our Board of Directors, Chief Executive Officer and Associate Managing Officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

Certain of the members of our Board of Directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our Board of Directors.

In any underwriting agreement we enter into in connection with the sale of ordinary shares, ADSs or warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, members of our Board of Directors, Chief Executive Officer, Associate Managing Officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 9.

Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
1.1*	Form of Underwriting Agreement.				xsz6
1.2	Amended and Restated Sales Agreement, dated as of March 24, 2025, by and between Valneva SE and Jefferies LLC.	X
3.1	Bylaws (statuts) of the registrant (English translation).		20-F (exhibit 1.1)	March 24, 2025	001-40377
4.1	Deposit Agreement.		F-1/A (Exhibit 4.1)	April 29, 2020	333-255155
4.2	Form of American Depositary Receipt (included in Exhibit 4.2).		F-1/A (Exhibit 4.2)	April 29, 2020	333-255155

4.3*	Form of Warrant.
5.1	Opinion of Jones Day, French counsel to the registrant.	X
5.2	Opinion of Jones Day, French counsel to the registrant.	X
23.1	Consent of Deloitte & Associés	X
23.2	Consent of PricewaterhouseCoopers Audit	X
23.3	Consent of Jones Day (included in the opinions filed as Exhibit 5.1 and 5.2).	X
24.1	Powers of Attorney (included on the signature page of this registration statement).	X
107	Calculation of Filing Fee Tables.	X

*	To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report on Form 6-K, and incorporated herein by reference.

Item 10.

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saint-Herblain, France on March 24, 2025.

VALNEVA SE

By:	/s/ Thomas Lingelbach
Name: Thomas Lingelbach
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned members of the Board of Directors and authorized representative of Valneva SE, hereby severally constitute and appoint Thomas Lingelbach and Peter Bühler, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as members of the Board of Directors to enable Valneva SE to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Lingelbach Thomas Lingelbach	Chairman of the Executive Committee, President, Chief Executive Officer (Principal Executive Officer)	March 24, 2025
/s/ Peter Bühler Peter Bühler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2025
/s/ Anne-Marie Graffin Anne-Marie Graffin	Chair of the Board of Directors	March 24, 2025
/s/ James Sulat James Sulat	Vice Chair of the Board of Directors	March 24, 2025
/s/ James Connolly James Connolly	Member of the Board of Directors	March 24, 2025
/s/ Maïlys Ferrère Bpifrance Participations, represented by Maïlys Ferrère	Member of the Board of Directors	March 24, 2025
/s/ Danièle Guyot-Caparros Danièle Guyot-Caparros	Member of the Board of Directors	March 24, 2025
Kathrin Jansen	Member of the Board of Directors

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Valneva SE, has signed this registration statement on March 24, 2025.

Valneva USA, Inc.

By:	/s/ Thomas Lingelbach
Name: Thomas Lingelbach
Title: Director